Exhibit 10.2

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST

by and between

GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation
as Grantor

and

CITIBANK, N.A.,
as Beneficiary

i

ii

iii

When recorded, return to:

Kelly Lee
Winstead PC
1100 JPMorgan Chase Tower
600 Travis Street
Houston, Texas 77002

DEED OF TRUST

This DEED OF TRUST (herein referred to as the “Deed of Trust”), entered into as of the date of the acknowledgment below, but to be effective as of February       , 2008, by GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation, as Grantor, whose mailing address for notice hereunder is at 3535 Briarpark Drive, Suite 200 Houston, Texas 77042 to EUGENE D. LYLES, Trustee, whose address is 3950 Regent Boulevard, Irving, Texas 75063, for the benefit of the hereinafter described Beneficiary.

W I T N E S S E T H:

ARTICLE I

DEFINITIONS

1.1           Definitions.  As used herein, the following terms shall have the following meanings:

Assignment:  That certain Assignment of Leases and Rents of even date herewith executed by Grantor, as assignor and Beneficiary, as assignee.

Beneficiary:  CITIBANK, N.A., a national banking association, whose address for notice hereunder is 2000 West Sam Houston Parkway South, Suite 600, Houston, Texas 77042, and the subsequent holder or holders, from time to time, of the Note.

Constituent Party:  Any signatory to this Deed of Trust that signs on Grantor’s behalf that is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business organization, in the capacity of Grantor or its general partner, only.

Contracts:  All of the right, title, and interest of Grantor in, to, and under any and all (i) contracts for the purchase of all or any portion of the Mortgaged Property, whether such Contracts are now or at any time hereafter existing, including but without limitation, any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the Contracts, including all amendments and supplements to and renewals and extensions of the Contracts at any time made, and together with all payments, earnings, income, and profits arising from sale of all or any portion of the Mortgaged Property or from the Contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the Contracts; (ii) contracts, licenses, permits, and rights relating to living unit equivalents or other entitlements for water, wastewater, and other utility services whether executed, granted, or issued by a private person or entity or a governmental or quasi-governmental agency, which are directly or indirectly related to, or connected with, the development of the Mortgaged Property, whether such contracts, licenses, and permits are now or at any time thereafter existing, including without limitation, any and all rights of living unit equivalents or other entitlements with respect to water, wastewater, and other utility services, certificates, licenses, zoning variances, permits, and no-action letters from each governmental authority required:  (a) to evidence compliance by Grantor and all improvements constructed or to be constructed on the Mortgaged Property with all legal requirements applicable to the Mortgaged Property, and (b) to develop and/or operate the Mortgaged Property as a commercial and/or residential project; (iii) any and all right, title, and interest Grantor may have in any financing arrangements relating to the financing of or the purchase of all or any portion of the Mortgaged Property by future purchasers; and (iv) all other contracts which in any way relate to the use or occupancy of the Mortgaged Property (save and except any and all leases, subleases or other agreements pursuant to which Grantor is granted a possessory interest in the Land).

Debtor Relief Laws:  Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

Default Rate:  The rate of interest specified in the Note to be paid by the maker of the Note from and after the occurrence of an Event of Default beyond any applicable grace or cure period in payment under the provisions of the Note and Loan Documents but not in excess of the Maximum Lawful Rate.

Disposition:  Any sale, lease (except as permitted under the Assignment), exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein).

Environmental Law:  Any federal, state, or local law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Mortgaged Property, including without limitation, the following, as now or hereafter amended:  Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 1101 et seq.; Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq.; and any corresponding state laws or ordinances including but not limited to the Texas Water Code (“TWC”) § 26.001 et seq.; Texas Health & Safety Code (“THSC”) § 361.001 et seq.; Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. art. 4477-7; and regulations, rules, guidelines, or standards promulgated pursuant to such laws, statutes and regulations, as such statutes, regulations, rules, guidelines, and standards are amended from time to time.

Event of Default:  Any happening or occurrence described in Article VI hereof after the expiration of any applicable notice and opportunity to cure periods.

Fixtures:  All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Grantor and are now or hereafter attached to the Land or the Improvements, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and lighting, traffic control, waste disposal, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

Governmental Authority:  Any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

Grantor:  The individual or entity described as Grantor in the initial paragraph of this Deed of Trust and any and all subsequent owners of the Mortgaged Property or any part thereof (without hereby implying Beneficiary’s consent to any Disposition of the Mortgaged Property).

Guarantor (individually and/or collectively, as the context may require):  Those persons, firms, or entities, if any, designated as Guarantor in the Guaranty.

Guaranty (individually and/or collectively, as the context may require):  That or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor to Beneficiary guaranteeing the repayment of all or any part of the Indebtedness or the satisfaction of, or continued compliance with, the Obligations, or both.

Hazardous Substance:  Hazardous Substance is any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including without limitation:  (i) any substance included within the definition of “hazardous waste” pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of “hazardous substance” pursuant to Section 101 of CERCLA; (iii) any substance included within (a) the definition of “regulated substance” pursuant to Section 26.342(9) of TWC; or (b) the definition of “hazardous substance” pursuant to Section 361.003(13) of THSC; (iv) asbestos; (v) polychlorinated biphenyls; (vi) petroleum products; (vii) underground storage tanks, whether empty, filled or partially filled with any substance; (viii) any radioactive materials, urea formaldehyde foam insulation or radon; (ix) any substance included within the definition of “waste” pursuant to Section 30.003(b) of TWC or “pollutant” pursuant to Section 26.001(13) of TWC; and (x) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.  For the purposes of this definition, Hazardous Substance(s) shall not include any substance of a nature, quantity or concentration that does not violate Environmental Laws and is customarily used, stored or disposed as part of or incidental to the operation and maintenance of the applicable portion of the Mortgaged Property in the ordinary course of Grantor’s business currently conducted as to such portion of the Mortgaged Property so long as (x) such use, storage or disposal complies fully with applicable Environmental Laws and good and safe business practice, (y) any disposal takes place in accordance with applicable Environmental Laws and, if applicable, at disposal facilities and locations other than the Mortgaged Property and which are fully permitted in accordance with Environmental Laws and (z) such use, storage or disposal does not require Grantor, any agent or employee of Grantor or any operator of the Mortgaged Property to have a hazardous waste generator identification number or any other permit based primarily on or related primarily to Hazardous Substance activity.

Impositions:  (i) All real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof, or the sidewalks, streets, or alleyways adjacent thereto; (ii) any charges, fees, license payments, or other sums payable for or under any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

Improvements:  Any and all buildings, covered garages, air conditioning towers, open parking areas, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof.

Indebtedness:  (i) The principal of, interest on, or other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments, or premiums payable by Grantor or any Guarantor to Beneficiary under the Loan Documents; and (iii) such additional sums, with interest thereon, as may hereafter be borrowed from Beneficiary, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Grantor and Beneficiary that such future indebtedness may be incurred).  Notwithstanding the foregoing provisions of this definition, this Deed of Trust shall not secure any such other loan, advance, debt, obligation or liability with respect to which Beneficiary is by applicable law prohibited from obtaining a lien on real estate, nor shall this definition operate or be effective to constitute or require any assumption or payment by any person, in any way, of any debt or obligation of any other person to the extent that the same would violate or exceed the limit provided in any applicable usury or other law.

Land:  The real property or interest therein described in Exhibit “A” attached hereto and incorporated herein by this reference, together with all right, title, interest, and privileges of Grantor in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber and crops pertaining to such real estate; and (iv) all appurtenances and all reversions and remainders in or to such real property.

Leases:  Any and all leases, master leases, subleases, licenses, concessions, or other agreements (written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith.

Legal Requirements:  (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Grantor, any Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance,  alteration, repair, or reconstruction thereof, (ii) any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use, or occupancy thereof, (iii) Grantor’s or any Guarantor’s presently or subsequently effective bylaws and articles of incorporation or partnership, limited partnership, joint venture, trust, or other form of business association agreement, (iv) any and all Leases, (v) any and all Contracts, and (vi) any and all leases, other than those described in (iv) above, and other contracts (written or oral) of any nature that relate in any way to the Mortgaged Property and to which Grantor or any Guarantor may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Grantor is granted a possessory interest in and to the Land and/or the Improvements.

Loan Agreement:  The Construction Loan Agreement of even date herewith by and between the Grantor and Beneficiary.

Loan Documents:  The Note, this Deed of Trust, the Assignment, the Loan Agreement, the Guaranty, if any, and any and all other documents now or hereafter executed by the Grantor, Guarantor, or any other person or party in connection with the loan evidenced by the Note or in connection with the payment of the Indebtedness or the performance and discharge of the Obligations.

Material Adverse Effect:  Any material and adverse effect on (i) the business condition (financial or otherwise), operations, prospects, results of operations, capitalization, liquidity or any properties of the Grantor, taken as a whole, (ii) the value of the Mortgaged Property, (iii) the ability of Grantor (or if the Grantor is a partnership, joint venture, trust or other type of business association, of any of the parties comprising Grantor or of the ground lessor if the estate held by Grantor in the Land is a leasehold estate) to pay and perform the Indebtedness and the Obligations, respectively, or (iv) the validity, enforceability or binding effect of any of the Loan Documents.

Maximum Lawful Rate:  As defined in Section 12.11 hereof.

Minerals:  To the extent owned by Grantor, all substances in, on, or under the Land which are now, or may become in the future, intrinsically valuable, that is, valuable in themselves, and which now or may be in the future enjoyed through extraction or removal from the property, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores.

Mortgaged Property:  The Land, Minerals, Fixtures, Improvements, Personalty, Contracts, Leases and Rents, and any interest of Grantor now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Improvements, Personalty, Contracts, Leases and Rents, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations.  As used in this Deed of Trust, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

Note:  That certain Promissory Note of even date herewith, incorporated herein by this reference, executed by Grantor, GGS International Holdings, Inc. and Autoseis, Inc., and payable to the order of Beneficiary in the principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00), bearing interest as therein specified, containing an attorneys’ fee clause, interest and principal being payable as therein specified, and finally maturing, if certain conditions set forth in the Loan Documents, seventy-two (72) months from the date thereof, and secured by, among other things, this Deed of Trust; and any and all renewals, modifications, rearrangements, reinstatements, enlargements, or extensions of such promissory note or of any promissory note or notes given in renewal, substitution or replacement therefor.

Obligations:  Any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or Guarantor, as set forth in the Loan Documents.

Permitted Exceptions:  The liens, easements, restrictions, security interests, and other matters (if any) as reflected on Exhibit “B” attached hereto and incorporated herein by reference and the liens and security interests created by the Loan Documents.

Personalty:  All of the right, title, and interest of Grantor in and to (i) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land any and all of which are now owned or hereafter acquired by Grantor, and (ii) all construction materials acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements.

Remedial Work:  Any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind or nature reasonably necessary or desirable under any applicable Environmental Law in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance in or into the air, soil, ground water, surface water, or soil vapor at, on, about, under, or within the Mortgaged Property, or any part thereof.

Rents:  All of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Grantor acquires title thereto), and other benefits paid or payable by parties to the Contracts and/or Leases, other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Mortgaged Property.

Subordinate Mortgage:  Any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property executed and delivered by Grantor, the lien of which is subordinate and inferior to the lien of this Deed of Trust.

Trustee:  The individual described as Trustee in the initial paragraph of this Deed of Trust.

UCC:    The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is located.

1.2           Additional Definitions.  As used herein, the following terms shall have the following meanings:

(a)           “Hereof,” “hereby,” “hereto,” “hereunder,” “herewith,” and similar terms mean of, by, to, under and with respect to, this Deed of Trust or to the other documents or matters being referenced.

(b)           “Heretofore” means before, “hereafter” means after, and “herewith” means concurrently with, the date of this Deed of Trust.

(c)           All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.

(d)           All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II

GRANT

2.1           Grant.  To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Trustee, in trust, the Mortgaged Property, subject, however, to the Permitted Exceptions, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and Grantor does hereby bind itself, its successors, and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall fully perform and discharge (or cause to be fully performed and discharged) the Obligations on or before the date same are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate, in accordance with the provisions hereof, otherwise same shall remain in full force and effect.  A certificate or other written statement executed on behalf of Trustee or Beneficiary confirming that the Indebtedness has not been fully paid or the Obligations have not been fully performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.

ARTICLE III

WARRANTIES AND REPRESENTATIONS

Grantor hereby unconditionally warrants and represents to Beneficiary, as of the date hereof and at all times during the term of this Deed of Trust, as follows:

3.1           Organization and Power.  If Grantor or any Constituent Party is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business association, as the case may be, Grantor and any Constituent Party, if any, (a) is either a corporation duly incorporated with a legal status separate from its affiliates, or a partnership or trust, joint venture or other type of business association duly organized, validly existing, and in good standing under the laws of the state of its formation or existence, and has complied with all conditions prerequisite to its doing business in the state in which the Mortgaged Property is located, and (b) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease, and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

3.2           Validity of Loan Documents.  The execution, delivery, and performance by Grantor of the Loan Documents (other than the Guaranty), (a) if Grantor, or any signatory who signs on its behalf, is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business association, as the case may be, are within Grantor’s and each Constituent Party’s powers and have been duly authorized by Grantor’s and each Constituent Party’s board of directors, shareholders, partners, venturers, trustees, or other necessary parties, and all other requisite action for such authorization has been taken, (b) have received any and all requisite prior governmental approvals in order to be legally binding and enforceable in accordance with the terms thereof, and (c) will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under or violation of any Legal Requirement or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of Grantor’s and any Constituent Party’s or Guarantor’s property or assets, except as contemplated by the provisions of the Loan Documents.  The Loan Documents constitute the legal, valid, and binding obligations of Grantor, Guarantor, and others obligated under the terms of the Loan Documents, enforceable in accordance with their respective terms.

3.3           Information.  All material information, financial statements, reports, papers, and data given or to be given to Beneficiary with respect to Grantor, each Constituent Party, Guarantor, others obligated under the terms of the Loan Documents, or the Mortgaged Property are, or at the time of delivery will be, accurate, complete, and correct in all material respects and do not, or will not, omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.  Since the date of the financial statements of Grantor, any Constituent Party, or of any Guarantor or other party liable for payment of the Indebtedness or performance of the Obligations or any part thereof heretofore furnished to Beneficiary, no Material Adverse Effect has occurred, and except as heretofore disclosed in writing to Beneficiary, Grantor, each Constituent Party, each Guarantor, or any other such party has not incurred any material liability, direct or indirect, fixed or contingent.

3.4           Title and Lien.  Grantor owns the Land (in fee simple, if the lien created hereunder be on the fee, or a first and prior leasehold estate, if it be created on the leasehold estate) and, if, as and when constructed, the Improvements, and if, as and when purchased by Grantor, the Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests, claims, easements, restrictions, options, leases (other than the Leases), covenants, and other rights, titles, interests, or estates of any nature whatsoever, except the Permitted Exceptions.  This Deed of Trust constitutes a valid, subsisting first lien on the Land, the Improvements (when constructed), and the Fixtures (when installed); a valid, subsisting first priority security interest in and to the Personalty, Contracts, and to the extent that the terms Leases and Rents include items covered by the UCC, subject to the terms of the UCC, in and to the Leases and Rents; and a valid, subsisting first priority assignment of the Leases and Rents not covered by the UCC, all in accordance with the terms hereof.

3.5           Business Purposes.  The loan evidenced by the Note is solely for the purpose of carrying on or acquiring a business of Grantor, and is not for personal, family, household, or agricultural purposes.

3.6           Taxes.  Grantor, each Constituent Party, and Guarantor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them.  Neither Grantor, any Constituent Party, nor Guarantor knows of any basis for any additional assessment in respect of any such taxes and related liabilities.

3.7           Mailing Address.  Grantor’s mailing address, as set forth in the opening paragraph hereof or as changed pursuant to the provisions hereof, is true and correct.

3.8           Relationship of Grantor and Beneficiary.  The relationship between Grantor and Beneficiary is solely that of debtor and creditor, and Beneficiary has no fiduciary or other special relationship with the Grantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Grantor and Beneficiary to be other than that of debtor and creditor.

3.9           No Reliance on Beneficiary.  Grantor is experienced in the ownership and operation of properties similar to the Mortgaged Property, and Grantor and Beneficiary have and are relying solely upon Grantor’s expertise and business plan in connection with the ownership and operation of the Mortgaged Property.  Grantor is not relying on Beneficiary’s expertise or business acumen in connection with the Mortgaged Property.

3.10         Environmental and Hazardous Substances.  The following representations and warranties of Grantor are made without regard to whether Beneficiary has, or hereafter obtains, any knowledge or report of the environmental condition of the Mortgaged Property, but are subject to matters disclosed in that certain environmental report(s) titled “Phase I Environmental Site Assessment” (the “ESA”) prepared by Associated Environmental Consultants, Inc. dated March 9, 2006, and revalidated as of October 5, 2007, previously delivered by Grantor to Beneficiary:

(a)           The Mortgaged Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any Governmental Authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws.

(b)           Without limitation of Section 3.10(a) immediately preceding, the Mortgaged Property and operations conducted thereon by the current owner or operator of such Mortgaged Property, are not in violation of or subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any governmental or nongovernmental entity or person or to any remedial obligations under any Environmental Law.

(c)           All notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Mortgaged Property, including, without limitation, the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance into the environment, have been duly obtained or filed.

(d)           The Mortgaged Property does not contain any Hazardous Substance.

(e)           Grantor has taken all steps necessary to determine and has determine that no Hazardous Substances have been generated, treated, placed, held, located, or otherwise released on, under, from, or about the Mortgaged Property.

(f)            Grantor has not undertaken, permitted, authorized, or suffered and will not undertake, permit, authorize, or suffer the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial, or disposal on, under, from or about the Mortgaged Property of any Hazardous Substance or the transportation to or from the Mortgaged Property of any Hazardous Substance in violation of any applicable Environmental Law.

(g)           There is no pending, nor threatened litigation, proceedings, or investigations before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

(h)           Grantor has not received any notice, and has no actual knowledge, that any Governmental Authority or any employee or agent thereof has determined, or threatens to determine, or is investigating any allegation that there is a presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

(i)            There have been no communications or agreements by Grantor with any Governmental Authority thereof or any private entity, including, but not limited to, any prior owners or operators of the Mortgaged Property, relating in any way to the presence, release, threat of release, placement on, under or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

(j)            Neither Grantor nor any other person, including, but not limited to, any predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Mortgaged Property, has ever caused, permitted, authorized or suffered, and Grantor will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Grantor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Mortgaged Property to secure any obligation in connection with the “superlien” law of such other jurisdiction.

(k)           Grantor has been issued all required federal, state, and local licenses, certificates, or permits relating to, and Grantor and its facilities, business assets, property, leaseholds, and equipment are in compliance in all material respects with all applicable federal, state, and local laws, rules, and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health, or safety matters.

To the extent that the representations and warranties of Grantor contained in this paragraph 3.10 apply to activities of tenants in possession of a part of the Mortgaged Property or conditions of the Mortgaged Property caused by such tenants, Grantor makes such representations and warranties to the best of Grantor’s knowledge, only.

3.11         No Litigation.  Except as disclosed in writing to Beneficiary, there are no (i) actions, suits, or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or threatened against or affecting Grantor, Guarantor, or any Constituent Party or involving the Mortgaged Property, (ii) outstanding or unpaid judgments against the Grantor, any Guarantor, any Constituent Party, or the Mortgaged Property, or (iii) defaults by Grantor with respect to any order, writ, injunction, decree, or demand of any Governmental Authority or arbitrator.

ARTICLE IV

AFFIRMATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary, until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

4.1           Payment and Performance.  Grantor will pay the Indebtedness as and when specified in the Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the dates same are to be performed.

4.2           Existence.  Grantor will and will cause each Constituent Party to preserve and keep in full force and effect its existence (separate and apart from its affiliates), rights, franchises, and trade names.

4.3           Compliance with Legal Requirements.  Grantor will promptly and faithfully comply with, conform to, and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.

4.4           First Lien Status.  Grantor will protect the first lien and security interest status of this Deed of Trust and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property or any part thereof any lien or security interest on a parity with, superior to, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.

4.5           Payment of Impositions.  Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the day any fine, penalty, interest, or cost may be added thereto or imposed, or (ii) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item), and Grantor shall deliver to Beneficiary a written receipt evidencing the payment of the respective Imposition.  Notwithstanding anything in this Section 4.5 or elsewhere in this Deed of Trust to the contrary, Grantor shall have the right, in good faith and by appropriate proceedings, to contest the validity, applicability or amount, as applicable, of any Impositions and will not be deemed in default hereunder or under any Loan Documents; provided, however, such contest must stay or prevent a proceeding which may impair or divest Grantor of title to the Mortgaged Property or which may affect the priority of the lien granted under this Deed of Trust and Beneficiary may, as a condition to such right to contest, require Grantor to establish an escrow or give other security adequate in Beneficiary’s sole discretion to compensate Beneficiary for any loss, cost or expense which it may suffer or incur as a result of such divestiture or impairment of title or invalidity or loss of priority of the liens created by this Deed of Trust (which escrow or security will be returned to Grantor upon payment of the Impositions or such portion thereof as is determined to be owed by Grantor).  Grantor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest, promptly after the judgment becomes final; provided, however, that in any event each contest must be concluded and the sums due must be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold.

4.6           Repair.  Grantor will keep the Mortgaged Property in high quality order and condition, reasonable wear and tear excepted, and will make all repairs, replacements, renewals, additions, betterments, improvements, and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition.  Grantor will prevent any act, occurrence, or neglect within Grantor’s reasonable control which might impair the value or usefulness of the Mortgaged Property for its intended usage.  In instances where repairs, replacements, renewals, additions, betterments, improvements, or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste, or destruction thereof, Grantor shall proceed to repair, replace, add to, better, improve, or alter same, or cause same to be repaired, replaced, added to, bettered, improved, or altered, notwithstanding anything to the contrary contained in Section 5.2 hereof; provided, however, that in instances where such emergency measures are to be taken, Grantor will notify Beneficiary in writing of the commencement of same and the measures to be taken, and, when same are completed, the completion date and the measures actually taken.

4.7           Insurance.  Grantor will obtain and maintain insurance upon and relating to the Mortgaged Property with such insurers, in such amounts and covering such risks as shall be reasonably satisfactory to Beneficiary, from time to time, including but not limited to:  (i) owner’s and contractors’ policies of commercial general public liability insurance (including automobile coverage); (ii) property insurance against all risks of loss, including collapse, in an amount not less than the full replacement cost of all Improvements, including the cost of debris removal, with annual agreed amount endorsement and sufficient at all times to prevent Grantor from becoming a coinsurer; and (iii) if the Mortgaged Property is in a “Flood Hazard Area,” a flood insurance policy, or binder therefor, in an amount equal to the principal amount of the note or the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the “insurance purchase requirement” of that Act; (iv) workmen’s compensation insurance for Grantor and any general contractor performing any work on or with respect to the Mortgaged Property; and (v) such other insurance, if any, as Beneficiary may reasonably require from time to time.  Each insurance policy issued in connection herewith shall provide by way of endorsements, riders or otherwise that (a) with respect to liability insurance, it shall name Beneficiary as an additional insured, with respect to the other insurance, it shall be payable to Beneficiary as a mortgagee and not as a coinsured, (b) the coverage of Beneficiary shall not be terminated, reduced, or affected in any manner regardless of any breach or violation by Grantor of any warranties, declarations, or conditions in such policy; (c) no such insurance policy shall be canceled, endorsed, altered, or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Beneficiary thirty (30) days’ prior written notice thereof; and (d) Beneficiary may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration, or reissuance, and such payments shall be accepted by the insurer to prevent same.  Beneficiary shall be furnished with the original of each such initial policy coincident with the execution of this Deed of Trust and the original of each renewal policy not less than ten (10) days prior to the expiration of the initial, or each immediately preceding renewal policy, together with receipts or other evidence that the premiums thereon have been paid for one (1) year.  Grantor shall furnish to Beneficiary, on or before thirty (30) days after the close of each of Grantor’s fiscal years, a statement certified by Grantor or a duly authorized officer of Grantor of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance.

4.8           Inspection.  Grantor will permit Trustee and Beneficiary, and their agents, representatives, and employees, to inspect the Mortgaged Property at all reasonable times, with or without prior notice to Grantor.

4.9           Financial Statements.  Grantor shall provide to Beneficiary, or cause Guarantor to provide, the financial statements required pursuant to the Loan Agreement.

4.10         Payment for Labor and Materials.  Grantor will promptly pay all bills for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest on a parity with, superior, or inferior to any of the liens or security interests hereof.  Notwithstanding the foregoing, Grantor may dispute bills for labor, materials, and specially fabricated materials so long as it does so in good faith and establishes such reserves as Beneficiary shall reasonably require.  In the event that any such dispute results in the filing of a claim for a lien against the Mortgaged Property, Grantor shall promptly pay such claim and cause such lien to be released or cause to be issued by a surety acceptable to Beneficiary a statutory payment bond, in an amount and issued by a surety acceptable to Beneficiary in the exercise of its reasonable discretion, insuring the lien.

4.11         Further Assurances and Corrections.  From time to time, at the request of Beneficiary, Grantor will (i) promptly correct any defect, error, or omission which may be discovered in the contents of this Deed of Trust or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Beneficiary’s opinion, to carry out more effectively the purposes of this Deed of Trust and the Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure, file, and/or record any document or instrument (including without limitation, any financing statement) deemed advisable by Beneficiary to protect the liens and the security interests herein granted against the rights or interests of third persons; and (iv) pay all costs connected with any of the foregoing.

4.12         Tax on Deed of Trust.  At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Indebtedness or any part thereof, Grantor will immediately pay all such taxes, provided that if such law as enacted makes it unlawful for Grantor to pay such tax, Grantor shall not pay nor be obligated to pay such tax. Nevertheless, if a law is enacted making it unlawful for Grantor to pay such taxes, then Grantor must prepay the Indebtedness in full within sixty (60) days after demand therefor by Beneficiary.

4.13         Statement of Unpaid Balance.  At any time and from time to time, Grantor will furnish promptly, upon the request of Beneficiary, a written statement or affidavit, in form satisfactory to Beneficiary, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

4.14         Expenses.  Subject to the provisions of Section 12.11 hereof, Grantor will pay on demand all reasonable and bona fide out-of-pocket costs, fees, and expenses and other expenditures, including, but not limited to, reasonable attorneys’ fees and expenses, paid or incurred by Beneficiary or Trustee to third parties incident to this Deed of Trust or any other Loan Document (including without limitation, reasonable attorneys’ fees and expenses in connection with the negotiation, preparation, and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Note, and any suit to which Beneficiary or Trustee is a party involving this Deed of Trust or the Mortgaged Property) or incident to the enforcement of the Indebtedness or the exercise of any right or remedy of Beneficiary under any Loan Document.

4.15         Address.  Grantor shall give written notice to Beneficiary and Trustee of any change of address of Grantor at least five (5) days prior to the effective date of such change of address.  Absent such official written notice of a change in address for Grantor, then Beneficiary and Trustee shall be entitled for all purposes under the Loan Documents to rely upon Grantor’s address as set forth in the initial paragraph of this Deed of Trust, as same may have been theretofore changed in accordance with the provisions hereof.

4.16         Disclosures.  If at any time Grantor shall become aware of the existence or occurrence of any financial or economic conditions or natural disasters which might have a Material Adverse Effect, Grantor shall promptly notify Beneficiary of the existence or occurrence thereof and of Grantor’s opinion as to what effect such may have on the Mortgaged Property or Grantor.  Grantor shall also give prompt notice to Beneficiary of (i) any litigation or dispute, threatened or pending against or affecting Grantor, the Mortgaged Property or any Guarantor which could have a Material Adverse Effect, (ii) any Event of Default continuing beyond any applicable grace period, (iii) any default by Grantor or any acceleration of any indebtedness owed by Grantor under any contract to which Grantor is a party which would have a Material Adverse Effect, (iv) any default by Guarantor or any acceleration of any indebtedness owed by any Guarantor under any contract to which Guarantor is a party which would have a Material Adverse Effect, and (v) any change in the character of Grantor’s business as it existed on the date hereof which would have a Material Adverse Effect.  The existence of any such matter disclosed shall not be an Event of Default unless such matter shall otherwise be specifically defined as an Event of Default in this Deed of Trust.

4.17         ERISA.  If and to the extent that Grantor is obligated under any plan governed by or subject to the Employee Retirement Income Security Act, as amended (“ERISA”), Grantor shall fully discharge and satisfy all of its obligations and funding requirements under such plan, ERISA and the Internal Revenue Code, as amended (“IRC”).  Furthermore, Grantor shall comply in all material respects with any and all applicable provisions of ERISA and the IRC and will not incur or permit to exist any unfunded liabilities to the Pension Benefit Guaranty Corporation or to such plan under ERISA or the IRC.

4.18         Delivery of Contracts.  Grantor will deliver to Beneficiary a copy of each Contract promptly after the execution of same by all parties thereto. Within twenty (20) days after a request by Beneficiary, Grantor shall prepare and deliver to Beneficiary a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Beneficiary, of or with respect to each of such Contracts, together with a copy thereof (if so requested by Beneficiary).

4.19       Environment and Hazardous Substances.  Grantor will:

(a)           not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance or allow any other person or entity to do so;

(b)           keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law;

(c)           give prompt written notices to Beneficiary of:  (i) any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property, the migration thereof from or to other property, the disposal, storage, or treatment of any Hazardous Substance generated or used on, under or about the Mortgaged Property, (ii) all claims made or threatened by any third party against Grantor or the Mortgaged Property or any other owner or operator of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Grantor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or cleanup of the Mortgaged Property pursuant to any Environmental Law;

(d)           permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Grantor shall pay all attorneys’ fees incurred by Beneficiary in connection therewith; and

(e)           in the event that any Remedial Work is reasonably necessary or desirable, Grantor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Beneficiary for performance thereof (or such shorter period of time as may be required under any Legal Requirement).  All Remedial Work shall be performed by contractors approved in advance by Beneficiary, and under the supervision of a consulting engineer approved by Beneficiary.  All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, Beneficiary’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.  In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.

ARTICLE V

NEGATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

5.1           Use Violations.  Grantor will not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of, the Mortgaged Property in any manner which (i) violates any Legal Requirement, (ii) may be dangerous unless safeguarded as required by law and/or appropriate insurance, (iii) constitutes a public or private nuisance, or (iv) makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto.

5.2           Waste; Alterations.  Grantor will not commit or permit any waste or impairment of the Mortgaged Property and will not (subject to the provisions of Sections 4.3 and 4.6 hereof), without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature.

5.3           Replacement of Fixtures and Personalty.  Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest except as may be approved in writing by Beneficiary.

5.4           Change in Zoning.  Grantor will not seek or acquiesce in a zoning reclassification of all or any portion of the Mortgaged Property or grant or consent to any easement, dedication, plat, or restriction (or allow any easement to become enforceable by prescription), or any amendment or modification thereof, covering all or any portion of the Mortgaged Property, without Beneficiary’s prior written consent.

5.5           No Drilling.  Grantor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of, any Minerals from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.

5.6           No Disposition.  Grantor will not make a Disposition without obtaining Beneficiary’s prior written consent to the Disposition.

5.7           No Subordinate Mortgages.  Grantor will not create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Mortgage regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property, other than the Permitted Exceptions.

5.8           Additional Obligations.  Grantor shall not guarantee, endorse or otherwise become contingently liable in connection with any obligations of any other person or entity, and shall not create or incur any additional liability, whether contingent or non-contingent, with respect to either Grantor or the Mortgaged Property, except as specifically allowed or contemplated pursuant to the Loan Documents.

5.9           Business Change.  Grantor shall not make or permit to occur or exist a material change in the character of its business activities as such existed on the date hereof, without Beneficiary’s prior written consent.

ARTICLE VI

EVENTS OF DEFAULT

The term “Event of Default,” as used herein and in the Loan Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

6.1           Payment of Indebtedness.  Grantor shall fail, refuse, or neglect to pay, in full (i) any installment or portion of the Indebtedness when due or within two (2) days of when due, or (ii) the Indebtedness at maturity, whether at the maturity date thereof as stipulated in the Loan Documents, or upon acceleration.

6.2           Performance of Obligations.  Grantor shall fail, refuse or neglect or cause the failure, refusal, or neglect to comply with, perform and discharge fully and timely any of the Obligations as and when called for and such failure, refusal or neglect shall continue for thirty (30) days after notice thereof is provided to the Grantor.

6.3           False Representation.  Any representation, warranty, or statement made by Grantor, Guarantor, or others in, under, or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Beneficiary to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Indebtedness.

6.4           Default Under Other Lien Document.  Grantor shall default or commit an Event of Default (after any applicable notice or grace period) under and pursuant to any other mortgage or security agreement which covers or affects any part of the Mortgaged Property.

6.5           Insolvency; Bankruptcy.  Grantor (i) shall execute an assignment for the benefit of creditors or an admission in writing by Grantor of Grantor’s inability to pay, or Grantor’s failure to pay, debts generally as the debts become due; or (ii) shall allow the levy against the Mortgaged Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within sixty (60) days after the levy; or (iii) shall allow the appointment of a receiver, trustee or custodian of Grantor or of the Mortgaged Property or any part thereof, which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment; or (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of any Debtor Relief Law, or takes any action in furtherance thereof; or

(v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending any of the rights or powers of Beneficiary or Trustee granted in the Note, herein or in any Loan Document; or (vi) allows the filing of a petition, case, proceeding or other action against Grantor as a debtor under any Debtor Relief Law or seeks appointment of a receiver, trustee, custodian or liquidator of Grantor or of the Mortgaged Property, or any part thereof, or of any significant portion of Grantor’s other property; and (a) Grantor admits, acquiesces in or fails to contest diligently the material allegations thereof, or (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Grantor, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of filing.

6.6           Dissolution.  Grantor shall dissolve, terminate or liquidate.

6.7           No Further Encumbrances.  Grantor creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Mortgage, regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions and those encumbrances that arise as a matter of law.

6.8           Disposition of Mortgaged Property and Beneficial Interest in Grantor.  Grantor makes a Disposition, without the prior written consent of Beneficiary.

6.9           Condemnation.  Any condemnation proceeding is instituted or threatened which would, in Beneficiary’s reasonable judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes.

6.10         Destruction of Improvements.  The Mortgaged Property is demolished, destroyed, or substantially damaged so that, in Beneficiary’s reasonable judgment, it cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction, or damage within a reasonable period of time.  Notwithstanding the foregoing, an Event of Default shall not exist if Borrower is in compliance with the provisions of Section 8.1 hereof.

6.11         Abandonment.  Grantor abandons all or any portion of the Mortgaged Property.

6.12         Guarantor’s or Constituent Party’s Default.  The occurrence of any event referred to in Section 6.5 hereof with respect to any Guarantor, Constituent Party or other person or entity obligated in any manner to pay or perform the Indebtedness or Obligations, respectively, or any part thereof (as if such Guarantor, Constituent Party or other person or entity were the “Grantor” in such Sections).

6.13         Event of Default in Loan Documents.  The occurrence of an Event of Default, as defined in any of the Loan Documents, that continues beyond any applicable grace or cure period.

ARTICLE VII

REMEDIES

7.1         Beneficiary’s Remedies Upon Default.  Upon the occurrence, and continuance beyond any applicable grace or cure period contained herein or in any of the Loan Documents, of an Event of Default, Beneficiary may, at Beneficiary’s option, and by or through Trustee, by Beneficiary itself or otherwise, do any one or more of the following:

(a)           Right to Perform Grantor’s Covenants.  If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the Default Rate.  No such payment by Beneficiary shall constitute a waiver of any Event of Default.  In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

(b)           Right of Entry.  Subject to the terms of the Leases, Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Grantor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Indebtedness in such manner as Beneficiary may elect.  All such costs, expenses, and liabilities incurred by the Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness.  If necessary to obtain the possession provided for above, the Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution.  In connection with any action taken by the Beneficiary pursuant to this subsection, the Beneficiary shall not be liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of the Beneficiary in managing the Mortgaged Property unless such loss is caused by the willful misconduct of the Beneficiary, nor shall the Beneficiary be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder.  Should the Beneficiary incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys’ fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Grantor shall reimburse the Beneficiary therefor immediately upon demand.  Nothing in this subsection shall impose any duty, obligation, or responsibility upon the Beneficiary for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make the Beneficiary responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any Hazardous Substance on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger.  Grantor hereby assents to, ratifies, and confirms any and all actions of the Beneficiary with respect to the Mortgaged Property taken under this subsection.

The remedies in this subsection are in addition to other remedies available to the Beneficiary and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to the Beneficiary.  The remedies in this Article VII are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the UCC.  No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under Section 9.621 of the UCC.  Any receipt of consideration received by Beneficiary pursuant to this subsection shall be immediately credited against the Indebtedness (in the inverse order of maturity) and the value of said consideration shall be treated like any other payment against the Indebtedness.

(c)           Right to Accelerate.  Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Indebtedness (except for notice and opportunity to cure as provided herein or in any of the other Loan Documents), declare the entire unpaid balance of the Indebtedness immediately due and payable, and upon such declaration, the entire unpaid balance of the Indebtedness shall be immediately due and payable.  The failure to exercise any remedy available to the Beneficiary shall not be deemed to be a waiver of any rights or remedies of the Beneficiary under the Loan Documents, at law or in equity.

(d)           Foreclosure-Power of Sale.  Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(i)            Public Sale.  Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the

Mortgaged Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same.  Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust.  If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

(ii)           Right to Require Proof of Financial Ability and/or Cash Bid.  At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale.  If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void.  The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid.  In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(iii)          Sale Subject to Unmatured Indebtedness.  In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the

Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection.  Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.

(iv)          Partial Foreclosure.  Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the Obligations are performed and discharged in full.  It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the Fixtures and Personalty and other interests constituting a part of the Mortgaged Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property.  It shall not be necessary to have present or to exhibit at any sale any of the Mortgaged Property.

(v)           Trustee’s Deeds.  After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor.  It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(e)           Beneficiary’s Judicial Remedies.  Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.  This remedy shall be cumulative of any other nonjudicial remedies available to the Beneficiary with respect to the Loan Documents.  Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Beneficiary.

(f)            Beneficiary’s Right to Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment of the Indebtedness and performance and discharge of the Obligations, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof, and of the Rents, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers.  Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

(g)           Beneficiary’s Uniform Commercial Code Remedies.  The Beneficiary may exercise its rights of enforcement with respect to Fixtures and Personalty under the UCC, and in conjunction with, in addition to or in substitution for the rights and remedies under the UCC the Beneficiary may and Grantor agrees as follows:

(i)            without demand or notice to Grantor, except as provided herein or in the other Loan Documents to the contrary, enter upon the Mortgaged Property to take possession of, assemble, receive, and collect the Personalty, or any part thereof, or to render it unusable; and

(ii)           Beneficiary may require Grantor to assemble the Personalty and make it available at a place the Beneficiary designates which is mutually convenient to allow the Beneficiary to take possession or dispose of the Personalty; and

(iii)          written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Personalty or prior to the date after which private sale of the Personalty will be made shall constitute reasonable notice; and

(iv)          any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the other Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of the other Mortgaged Property under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under Section 9.604 of the UCC; and

(v)           in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Personalty and the other Mortgaged Property may, at the option of the Beneficiary, be sold as a whole; and

(vi)          it shall not be necessary that the Beneficiary take possession of the Personalty, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale; and

(vii)         prior to application of proceeds of disposition of the Personalty to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys’ fees and legal expenses incurred by the Beneficiary; and

(viii)        after notification, if any, hereafter provided in this subsection, Beneficiary may sell, lease, or otherwise dispose of the Personalty, or any part thereof, in one or more parcels at public or private sale or sales, at Beneficiary’s offices or elsewhere, for cash, on credit, or for future delivery.  Upon the request of Beneficiary, Grantor shall assemble the Personalty and make it available to Beneficiary at any place designated by Beneficiary that is reasonably convenient to Grantor and Beneficiary.  Grantor agrees that Beneficiary shall not be obligated to give more than ten (10) days’ written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters.  Grantor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys’ fees, legal expenses, and all other costs and expenses incurred by Beneficiary in connection with the collection of the Indebtedness and the enforcement of Beneficiary’s rights under the Loan Documents.  Beneficiary shall apply the proceeds of the sale of the Personalty against the Indebtedness in accordance with the provisions of Section 7.4 of this Deed of Trust.  Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Personalty are insufficient to pay the Indebtedness in full. Grantor waives all rights of marshalling in respect of the Personalty; and

(ix)           any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Indebtedness, the occurrence of any Event of Default, the Beneficiary having declared all or a portion of such Indebtedness to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by the Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(x)            the Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Beneficiary.

(h)           Rights Relating to Leases and Rents.  Grantor has, pursuant to the terms of this Deed of Trust and the Assignment, assigned, as collateral, to Beneficiary all Rents under each of the Leases covering all or any portion of the Mortgaged Property.  Beneficiary, or Trustee on Beneficiary’s behalf, may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Mortgaged Property or any part thereof, and in its own name, sue for or otherwise collect the Rents.  Grantor hereby agrees with Beneficiary, upon notice from Trustee or Beneficiary to Grantor of the occurrence of an Event of Default, after notice and opportunity to cure as provided herein or the other Loan Documents, terminate the limited license granted to Grantor in the Assignment, and thereafter direct the lessees under the Leases to pay direct to Beneficiary the Rents due and to become due under the Leases and attorn in respect of all other obligations thereunder direct to Beneficiary, or Trustee on Beneficiary’s behalf, without any obligation on their part to determine whether an Event of Default does in fact exist or has in fact occurred.  All Rents collected by Beneficiary, or Trustee acting on Beneficiary’s behalf, shall be applied as provided for in Section 7.4 of this Deed of Trust; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Rents collected, the excess shall be added to the Indebtedness, shall bear interest at the Default Rate, and shall be immediately due and payable.  The entering upon and taking possession of the Mortgaged Property, the collection of Rents, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured.  Failure or discontinuance by Beneficiary, or Trustee on Beneficiary’s behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary’s behalf, of the right, power and authority herein conferred upon it.  Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Beneficiary, or Trustee on Beneficiary’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Deed of Trust, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Rents, with respect to the Mortgaged Property or any other collateral given by Grantor to Beneficiary.  In addition, from time to time Beneficiary may elect, and notice hereby is given to each lessee under any Lease, to subordinate the lien of this Deed of Trust to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Deed of Trust shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Mortgaged Property to the extent that the same may have arisen or intervened during the period between the recordation of this Deed of Trust and the execution of the Lease identified in such instrument of subordination.

(i)            Other Rights.  Beneficiary, (i) may surrender the insurance policies maintained pursuant to Section 4.7 hereof or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Indebtedness, in accordance with the provisions of Section 7.4 hereof, and, in connection therewith, Grantor hereby appoints Beneficiary as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantor to collect such premiums; (ii) apply the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust toward payment of the Indebtedness; and (iii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any Loan Document or under the UCC, or otherwise.

(j)            Beneficiary as Purchaser.  Beneficiary may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness.  The Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of the Beneficiary’s purchase shall be applied in accordance with Section 7.4 of this Deed of Trust.

7.2         Other Rights of Beneficiary.  Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after default, Beneficiary may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as Beneficiary may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Beneficiary may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Beneficiary in respect of the Mortgaged Property.  Grantor covenants to promptly reimburse and pay to Beneficiary on demand, at the place where the Note is payable, the amount of all reasonable expenses (including without limitation the cost of any insurance, Impositions, or other charges) incurred by Beneficiary in connection with Beneficiary’s custody, preservation, use, or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Indebtedness.  It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured.  Possession by the Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or collateral not in Beneficiary’s possession.

7.3         Possession After Foreclosure.  If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if Grantor or Grantor’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

7.4         Application of Proceeds.  The proceeds from any sale, lease, or other disposition made pursuant to this Article VII, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Beneficiary from the Mortgaged Property, or the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust or sums received pursuant to Section 8.1 hereof, or proceeds from insurance which Beneficiary elects to apply to the Indebtedness pursuant to Section 8.2 hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Indebtedness in the following order and priority:  (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys’ fees and a reasonable fee or commission to Trustee, not to exceed five percent (5%) of the proceeds thereof or sums so received; (ii) to the remainder of the Indebtedness as follows:  first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Indebtedness, and third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to the Grantor.  The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment.  The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents.

7.5         Abandonment of Sale.  In the event a foreclosure hereunder is commenced by Trustee in accordance with Subsection 7.1(d) hereof, at any time before the sale, Trustee may abandon the sale, and Beneficiary may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents.  If Beneficiary should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Deed of Trust.

7.6         Payment of Fees.  If the Note or any other part of the Indebtedness shall be collected or if any of the Obligations shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by an option given to the Beneficiary to mature same, or if Beneficiary becomes a party to any suit where this Deed of Trust or the Mortgaged Property or any part thereof is involved, Grantor agrees to pay Beneficiary’s reasonable attorneys’ fees and expenses incurred, and such fees shall be and become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Rate.

7.7         Miscellaneous.

(a)           In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

(b)           In addition to the remedies set forth in this Article, upon the occurrence of an Event of Default, the Beneficiary and Trustee shall, in addition, have all other remedies available to them at law or in equity.

(c)           All rights, remedies, and recourses of Beneficiary granted in the Note, this Deed of Trust, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Grantor, the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Mortgaged Property prior to Beneficiary bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Beneficiary elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Grantor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary’s option.

(d)           Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust or the other Loan Documents or affecting the obligations of Grantor or any other party to pay the Indebtedness or perform and discharge the Obligations.  For payment of the Indebtedness, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect.  No collateral heretofore, herewith, or hereafter taken by Beneficiary shall in any manner impair or affect the collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

(e)           Grantor hereby irrevocably and unconditionally waives and releases:  (i) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices following any Event of Default or of Trustee’s exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshalling of assets or a sale in inverse order of alienation.

(f)            Grantor and Beneficiary mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust and the other Loan Documents.  All agreed contractual duties are set forth in this Deed of Trust, the Note, and the other Loan Documents.

(g)           The remedies in this Article VII are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the UCC.

7.8         Waiver of Deficiency Statute.

(a)           In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows.  Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor, Guarantor, and others against whom recovery of a deficiency is sought.

(b)           Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time):  (i) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

ARTICLE VIII

SPECIAL PROVISIONS

8.1         Casualty and Condemnation Proceeds.  After the happening of (a) any casualty to the Mortgaged Property or any part thereof or (b) the taking of any portion of the Mortgaged Property either under condemnation or eminent domain or through settlement in lieu of proceedings under the power of eminent domain ((a) and (b) being hereinafter referred to as a “Loss”), Grantor shall give prompt written notice of the Loss to Beneficiary.  Notwithstanding any contrary provisions of this Deed of Trust, Beneficiary shall make the proceeds of insurance relating to a casualty loss or Grantor’s portion of the award paid in condemnation or eminent domain or in settlement in lieu thereof (all such proceeds and awards being hereinafter referred to as the “Proceeds”) available to Grantor to pay all or a portion of the costs of repair or restoring the Mortgaged Property to as nearly as practicable the condition of the Mortgaged Property immediately preceding the Loss, provided that such funds shall be made available to Grantor only on compliance with the following conditions (collectively, the “Required Conditions”):  (1) within ninety (90) days of a Loss, Grantor shall notify Beneficiary of Grantor’s intention to use the Proceeds to repair or restore the Mortgaged Property to as nearly as practicable their condition immediately prior to the Loss; (2) other than Events of Default arising from condemnation pursuant to Section 6.9 or destruction of improvements pursuant to Section 6.10 hereof, no Event of Default hereunder or under the Note or any other Loan Documents shall have occurred and be continuing; (3) Beneficiary shall have determined, in its reasonable judgment, that sufficient funds (including the Proceeds) are available or committed on terms reasonably satisfactory to Beneficiary to complete and pay for the restoration and repair of the Mortgaged Property in accordance with all then applicable building code requirements and such funds (including the Proceeds) shall be delivered to and held by Beneficiary during the course of such repair and restoration for administration in accordance with the provisions of this paragraph; (4) Grantor shall furnish to Beneficiary plans and specifications for the repair or restoration of the Mortgaged Property in form satisfactory to Beneficiary; and (5) the general contractor selected by Grantor to perform the work of repairing or restoring the Mortgaged Property (the

“Contractor”) shall be a general contractor approved by Beneficiary, and the contract between Grantor and the Contractor and an estimated progress schedule shall be submitted to, and approved by Beneficiary (Beneficiary may condition its approval of Contractor on, among other things, a review of the Contractor’s audited financial statements and receipt of a payment and performance bond issued by a corporate surety acceptable to Beneficiary).  Any funds required in addition to the Proceeds to complete and pay for the cost of restoring the Mortgaged Property shall be the first funds applied to pay such costs; thereafter, as such restoration or repair progresses, Beneficiary will make periodic payments from the Proceeds to Grantor in accordance with the general procedures of Beneficiary applicable to the disbursement of construction loans at the time of such damages or destruction (and subject to the submission of the required documentation).  Until disbursed to pay for the cost of repairing or restoring the Mortgaged Property, Beneficiary shall have a security interest in the Proceeds and other funds at any time held by it pursuant to this paragraph.

Except to the extent that Proceeds are received by Beneficiary and applied to the indebtedness secured hereby, nothing herein contained shall be deemed to excuse Grantor from repairing or maintaining the Mortgaged Property or restoring all damage or destruction to the Mortgaged Property, regardless of the availability or sufficiency of Proceeds.  The application or release by Beneficiary of any Proceeds shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such notice.  In the case of a partial taking pursuant to a condemnation or exercise of the right of eminent domain, the amount of impairment of the value of the collateral (not eliminated through a restoration or repair of the Mortgaged Property) shall be paid to Beneficiary and applied to a prepayment in part of the Note.

Notwithstanding any other provision of this Section 8.1, if in the reasonable determination of Beneficiary the total amount of Proceeds is less than $250,000.00 and the repair and restoration of the Mortgaged Property can be completed in less than ninety (90) days and provided no Event of Default has occurred and is continuing (other than Events of Default arising from condemnation pursuant to Section 6.9 or destruction of improvements pursuant to Section 6.10 hereof), Beneficiary shall, upon request of Grantor, permit Grantor to apply for and receive the Proceeds directly from the issuer or condemnor, provided the Grantor shall apply such Proceeds solely to the prompt and diligent commencement and completion of such repairs and restoration.

Provided the Grantor complies with this Section 8.1 and has completely satisfied the Required Conditions described above, an Event of Default arising from condemnation pursuant to Section 6.9 or destruction of improvements pursuant to Section 6.10 shall be deemed to have been waived by the Beneficiary.

8.2         Reserve for Impositions and Insurance Premiums.  Upon the occurrence of, and during the continuation of, an Event of Default, and should Beneficiary request, Grantor shall create a fund or reserve for the payment of all insurance premiums and Impositions against or affecting the Mortgaged Property by paying to Beneficiary, on the first day of each calendar month prior to the maturity of the Note, a sum equal to the premiums that will next become due and payable on the insurance policies covering Grantor, the Mortgaged Property or any part thereof or such other insurance policies required hereby or by the Loan Documents, plus

Impositions next due on the Mortgaged Property or any part thereof as estimated by Beneficiary, less all sums paid previously to Beneficiary therefor, divided by the number of months to elapse before one month prior to the date when each of such premiums and Impositions will become due, such sums to be held by Beneficiary without interest to Grantor, unless interest is required by applicable law, for the purposes of paying such premiums and Impositions.  Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent reserve payments or subsequent payments to be made on the Note by the maker thereof, and any deficiency shall be paid by Grantor to Beneficiary on or before the date when Beneficiary demands such payment to be made, but in no event after the date when such premiums and Impositions shall become delinquent.  In the event there exists a deficiency in such fund or reserve at any time when Impositions or insurance premiums are due and payable, Beneficiary may, but shall not be obligated to, advance the amount of such deficiency on behalf of Grantor and such amounts so advanced shall become a part of the Indebtedness, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of such advance through and including the date of repayment.  Transfer of legal title to the Mortgaged Property pursuant to this Deed of Trust shall automatically transfer to the holder of legal title to the Mortgaged Property the interest of Grantor in all sums deposited with Beneficiary under the provisions hereof or otherwise.

8.3         INDEMNITY.  GRANTOR SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS BENEFICIARY AND TRUSTEE, THEIR PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, AND ASSIGNS (“INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGE, LOSS, COST, OR EXPENSE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), ACTION, CAUSE OF ACTION, PROCEEDING, CLAIM OR DISPUTE INCURRED OR SUFFERED BY BENEFICIARY OR TRUSTEE, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED, IN RESPECT OF THE FOLLOWING:

(a)           ANY LITIGATION CONCERNING THIS DEED OF TRUST, THE OTHER LOAN DOCUMENTS OR THE MORTGAGED PROPERTY, OR ANY INTEREST OF GRANTOR OR BENEFICIARY THEREIN, OR THE RIGHT OF OCCUPANCY THEREOF BY GRANTOR OR BENEFICIARY, WHETHER OR NOT ANY SUCH LITIGATION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT;

(b)           ANY DISPUTE, INCLUDING DISPUTES AS TO THE DISBURSEMENT OF PROCEEDS OF THE NOTE NOT YET DISBURSED, AMONG OR BETWEEN ANY OF THE CONSTITUENT PARTIES OR OTHER PARTNERS OR VENTURERS OF GRANTOR IF GRANTOR IS A GENERAL OR LIMITED PARTNERSHIP, OR AMONG OR BETWEEN ANY EMPLOYEES, OFFICERS, DIRECTORS OR SHAREHOLDERS OF GRANTOR IF GRANTOR IS A CORPORATION, OR AMONG OR BETWEEN ANY MEMBERS, TRUSTEES OR OTHER RESPONSIBLE PARTIES IF GRANTOR IS AN ASSOCIATION, TRUST OR OTHER ENTITY;

(c)           THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE ON, UNDER OR ABOUT THE MORTGAGED PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE EXECUTION HEREOF, INCLUDING WITHOUT LIMITATION (i) ALL FORESEEABLE CONSEQUENTIAL DAMAGES OF ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, AND (ii) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION OR MONITORING, ANY REPAIR, CLEANUP, OR DETOXIFICATION OF THE MORTGAGED PROPERTY, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER REQUIRED PLANS;

(d)           EXERCISE OF RIGHTS AND REMEDIES UNDER SECTION 7.1(b) HEREOF, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST THE BENEFICIARY BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY LEASE; AND

(e)           ANY ACTION BROUGHT BY BENEFICIARY OR TRUSTEE AGAINST GRANTOR UNDER THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SUCH ACTION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT.

NOTWITHSTANDING THE FOREGOING, GRANTOR SHALL HAVE NO OBLIGATION TO REIMBURSE INDEMNIFIED PARTIES FOR DAMAGES INCLUDING ATTORNEYS’ FEES AND EXPENSES IN ANY ACTION WHERE THERE IS A FINAL, NON-APPEALABLE JUDGMENT IMPOSING UPON INDEMNIFIED PARTY LIABILITY FOR ACTS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

BENEFICIARY AND/OR TRUSTEE MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTEST OR ENFORCE ITS RIGHTS, REMEDIES AND RECOURSES UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, AND TO ADVISE AND DEFEND BENEFICIARY AND/OR TRUSTEE WITH RESPECT TO ANY SUCH ACTIONS AND OTHER MATTERS.  GRANTOR SHALL REIMBURSE BENEFICIARY AND/OR TRUSTEE FOR THEIR RESPECTIVE REASONABLE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) IMMEDIATELY UPON RECEIPT OF A WRITTEN DEMAND THEREFOR, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED.  ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY BENEFICIARY AND/OR TRUSTEE.  ANY PAYMENTS NOT MADE WITHIN FIVE (5)

DAYS AFTER WRITTEN DEMAND THEREFOR SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE OF SUCH DEMAND UNTIL FULLY PAID.  THE PROVISIONS OF THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF THE LIEN OF THIS DEED OF TRUST, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE) AND THE EXERCISE BY BENEFICIARY OF ANY AND ALL REMEDIES SET FORTH HEREIN OR IN THE LOAN DOCUMENTS.

8.4           Subrogation.  Grantor waives any and all right to claim, recover, or subrogation against Beneficiary or its officers, directors, employees, agents, attorneys, or representatives for loss or damage to Grantor, the Mortgaged Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of the Loan Documents.

8.5           Waiver of Setoff.  The Indebtedness, or any part thereof, shall be paid by Grantor without notice, demand, counterclaim, setoff, deduction, or defense and without abatement, suspension, deferment, diminution, or reduction by reason of:  (i) any damage to, destruction of, or any condemnation or similar taking of the Mortgaged Property; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property; (iii) any title defect or encumbrance or any eviction from the Mortgaged Property by superior title or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Trustee, Beneficiary, or Grantor, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary or Grantor, or by any court, in any such proceeding; (v) any claim which Grantor has or might have against Trustee or Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing.  Except as expressly provided herein, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of the Indebtedness.

8.6           Setoff.  Beneficiary shall be entitled to exercise both the rights of setoff and banker’s lien, if applicable, against the interest of Grantor in and to each and every account and other property of Grantor which are in the possession of Beneficiary to the full extent of the outstanding balance of the Indebtedness.

8.7           Consent to Disposition.  It is expressly agreed that Beneficiary may predicate Beneficiary’s decision to grant or withhold consent to a Disposition pursuant to which the Note is assumed on such terms and conditions as Beneficiary may require, in Beneficiary’s sole discretion, including without limitation (i) consideration of the creditworthiness of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property, (ii) consideration of whether the security for repayment of the Indebtedness and the performance and discharge of the Obligations, or Beneficiary’s ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Disposition, (iii) an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Loan Documents, (iv) reimbursement of Beneficiary for all costs and expenses incurred by Beneficiary in investigating the creditworthiness and management ability of the party to whom such Disposition will be made and in determining whether Beneficiary’s security will be impaired by the proposed Disposition, (v) payment to Beneficiary of a transfer fee to cover the cost of documenting the Disposition in its records, (vi) payment of Beneficiary’s reasonable attorneys’ fees in connection with such Disposition, (vii) the express assumption of payment of the Indebtedness and performance and discharge of the Obligations by the party to whom such Disposition will be made (with or without the release of Grantor from liability for such Indebtedness and Obligations), (viii) the execution of assumption agreements, modification agreements, supplemental loan documents, and financing statements, satisfactory in form and substance to Beneficiary, (ix) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies insuring Beneficiary’s liens and security interests covering the Mortgaged Property, and (x) require additional security for the payment of the Indebtedness and performance and discharge of the Obligations.

8.8           Consent to Subordinate Mortgage.  In the event of consent by Beneficiary to the granting of a Subordinate Mortgage, or in the event the above-described right of Beneficiary to declare the Indebtedness to be immediately due and payable upon the granting of a Subordinate Mortgage without the prior written consent of Beneficiary is determined by a court of competent jurisdiction to be unenforceable under the provisions of any applicable law, Grantor will not execute or deliver any Subordinate Mortgage unless (i) it shall contain express covenants to the effect:  (a) that the Subordinate Mortgage is in all respects unconditionally subject and subordinate to the lien and security interest evidenced by this Deed of Trust and each term and provision hereof; (b) that if any action or proceeding shall be instituted to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Mortgaged Property will be named as a party defendant, nor will any action be taken with respect to the Mortgaged Property which would terminate any occupancy or tenancy of the Mortgaged Property without the prior written consent of Beneficiary; (c) that the rents and profits, if collected through a receiver or by the holder of the Subordinate Mortgage, shall be applied first to the Indebtedness, next to the payment of the Impositions, and then to the performance and discharge of the Obligations; and (d) that if any action or proceeding shall be brought to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), written notice of the commencement thereof will be given to Beneficiary contemporaneously with the commencement of such action or proceeding; and (ii) a copy thereof shall have been delivered to Beneficiary not less than ten (10) days prior to the date of the execution of such Subordinate Mortgage.

ARTICLE IX

ASSIGNMENT OF LEASES AND RENTS

9.1           Assignment.  For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Note, the receipt and sufficiency of which are hereby acknowledged and confessed, Grantor has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Beneficiary, as security for the payment of the Indebtedness and the performance and discharge of the Obligations, the Leases and the Rents subject only to the Permitted Exceptions applicable thereto and the License (herein defined); TO HAVE AND TO HOLD the Leases and the Rents unto Beneficiary, forever, and Grantor does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Leases and the Rents unto Beneficiary against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay or cause to be paid the Indebtedness as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date same are to be performed and discharged, then this assignment shall terminate and be of no further force and effect, and all rights, titles, and interests conveyed pursuant to this assignment shall become vested in Grantor without the necessity of any further act or requirement by Grantor, Trustee, or Beneficiary.

9.2           Limited License.  Beneficiary hereby grants to Grantor a limited license (the “License”), nonexclusive with the rights of Beneficiary reserved in Section 9.4 hereof, to exercise and enjoy all incidences of the status of a lessor of the Leases and the Rents, including without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor.  Grantor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, first to the payment of the Indebtedness, next to the payment of the Impositions, and then to the performance and discharge of the Obligations.  Thereafter, Grantor may use the balance of the Rent collected in any manner not inconsistent with the Loan Documents.

9.3           Enforcement of Leases.  So long as the License is in effect, Grantor shall (i) submit any and all proposed Leases to Beneficiary for approval prior to the execution thereof, except as otherwise permitted by the Assignment of Leases and Rents dated of even date by and between Grantor and Beneficiary, (ii) duly and punctually perform and comply with any and all representations, warranties, covenants, and agreements expressed as binding upon the lessor under any Lease, (iii) maintain each of the Leases in full force and effect during the term thereof, (iv) appear in and defend any action or proceeding in any manner connected with any of the Leases, (v) deliver to Beneficiary copies of all Leases, and (vi) deliver to Beneficiary such further information, and execute and deliver to Beneficiary such further assurances and assignments, with respect to the Leases as Beneficiary may from time to time request.  Without Beneficiary’s prior written consent, Grantor shall not (i) do or knowingly permit to be done anything to impair the value of any of the Leases, (ii) except for security or similar deposits, collect any of the Rent more than one (1) month in advance of the time when the same becomes due under the terms of any Lease, (iii) discount any future accruing Rents, (iv) amend, modify, or terminate any of the Leases, except as otherwise permitted by the Assignment of Leases and Rents dated of even date by and between Grantor and Beneficiary, or (v) assign or grant a security interest in or to the License or any of the Leases or Rents.

9.4           No Merger of Estates.  So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and unperformed or undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee, or any third party purchaser or otherwise.

ARTICLE X

SECURITY AGREEMENT

10.1         Security Interest.  This Deed of Trust (a) shall be construed as a deed of trust on real property, and (b) shall also constitute and serve as a “Security Agreement” on personal property within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in Article II hereof, a first and prior security interest under the UCC as to property within the scope thereof and in the state where the Mortgaged Property is located with respect to the Fixtures, Contracts, Leases and Rents.  To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and Beneficiary, a first and prior security interest and all of Grantor’s right, title and interest in, to, under and with respect to the Fixtures, Contracts, Leases, and Rents to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, subject only to the Permitted Exceptions applicable thereto.  It is the intent of Grantor, Beneficiary, and Trustee that this Deed of Trust encumber all Leases and Rents, that all items contained in the definition of “Leases” and “Rents” which are included within the UCC be covered by the security interest granted in this Article X, and that all items contained in the definition of “Leases” and “Rents” which are excluded from the UCC be covered by the provisions of Article II and the Assignment.

10.2         Financing Statements.  Grantor hereby agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such “Financing Statements” and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary’s security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect, and preserve such security interest.

10.3         Construction Mortgage and Fixture Filing.  This Deed of Trust secures future advances to be used for construction of improvements on the Land pursuant to the Loan Agreement.  Accordingly, this Deed of Trust constitutes a “construction mortgage” under the UCC.  This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC.  All or part of the Mortgaged Property are or are to become fixtures; information concerning the security interest herein granted may be obtained from either party at the address of such party set forth herein.  For purposes of the security interest herein granted, the address of debtor (Grantor) is set forth in the first paragraph of this Deed of Trust and the address of the secured party (Beneficiary) is set forth in Article I hereof.

ARTICLE XI

CONCERNING THE TRUSTEE

11.1         No Required Action.  Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom.  Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

11.2         Certain Rights.  With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions:  (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder.  Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property.  Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.  Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.  Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.

11.3         Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

11.4         Successor Trustees.  Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary.  If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee.  Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation.  Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof.  If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.

11.5         Perfection of Appointment.  Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

11.6         Succession Instruments.  Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee’s place.

11.7         No Representation by Trustee or Beneficiary.  By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

ARTICLE XII

MISCELLANEOUS

12.1         Release.  If the Indebtedness is paid in full in accordance with the terms of this Deed of Trust, the Note, and the other Loan Documents, and if Grantor shall well and truly perform each and every of the Obligations to be performed and discharged in accordance with the terms of this Deed of Trust, the Note and the other Loan Documents, then this conveyance shall become null and void and be released at Grantor’s request and expense, and Beneficiary shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents.

12.2         Performance at Grantor’s Expense.  Subject to the provisions of Section 11.11 hereof, Grantor shall (i) pay all reasonable legal fees incurred by Beneficiary in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); (ii) reimburse Beneficiary, promptly upon demand, for all amounts expended, advanced, or incurred by Beneficiary to satisfy any obligation of Grantor under the Loan Documents, which amounts shall include all court costs, attorneys’ fees (including, without limitation, for trial, appeal, or other proceedings), fees of auditors and accountants and other investigation expenses reasonably incurred by Beneficiary in connection with any such matters; and (iii) any and all other costs and expenses of performing or complying with any and all of the Obligations.  Except to the extent that costs and expenses are included within the definition of “Indebtedness,” the payment of such costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.

12.3         Survival of Obligations.  Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this Section shall limit the obligations of Grantor as otherwise set forth herein.

12.4         Recording and Filing.  Grantor will cause the Loan Documents (requested by the Beneficiary) and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, documentary stamp taxes, fees, and other charges.

12.5         Notices.  All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram, telex, or telefacsimile to the addressee.  Notice so mailed shall be effective two (2) business days after its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective the earlier of two (2) business days after delivery to such commercial delivery service or actual receipt by addressee; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee.  For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein.

12.6                           Covenants Running with the Land.  All Obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Beneficiary, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Beneficiary.

12.7                           Successors and Assigns.  Subject to the provisions of Section 6.8 hereof, all of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their successors, assigns, heirs, and legal representatives, and all other persons claiming by, through, or under them.

12.8                           No Waiver; Severability.  Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor or others of any and all of such terms, provisions, and conditions.  The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements.  If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

12.9                           Counterparts.  To facilitate execution, this Deed of Trust may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Deed of Trust to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto.  Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

12.10                     Applicable Law.  The Loan Documents shall be governed by and construed according to the laws of the State of Texas from time to time in effect except to the extent preempted by United States federal law.

12.11                     Interest Provisions.

(a)                                  Savings Clause.  It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Related Indebtedness (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Beneficiary’s exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness, or (iii) Grantor will have paid or Beneficiary will have received by reason of any voluntary prepayment by Grantor of the Note and/or the Related Indebtedness, then it is Grantor’s and Beneficiary’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Beneficiary shall be credited on the principal balance of the Note and/or the Related Indebtedness (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Grantor and Beneficiary agree that Beneficiary shall, with reasonable promptness after Beneficiary discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Note and/or any Related Indebtedness then owing by Grantor to Beneficiary.  Grantor hereby agrees that as a condition precedent to any claim seeking usury penalties against Beneficiary, Grantor will provide written notice to Beneficiary, advising Beneficiary in reasonable detail of the nature and amount of the violation, and Beneficiary shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Note and/or the Related Indebtedness then owing by Grantor to Beneficiary.  All sums contracted for, charged or received by Beneficiary for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or the Related Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)                                 Definitions.  As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Beneficiary in accordance with the applicable laws of the State of

Texas (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Note and the other Loan Documents.  As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Beneficiary in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law.  As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Grantor to Beneficiary pursuant to the Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Grantor to Beneficiary under the Note.

(c)                                  Ceiling Election.  To the extent that Beneficiary is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Related Indebtedness, Beneficiary will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Beneficiary will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Beneficiary may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect.

12.12                     Subrogation.  If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance and discharge of the Obligations.

12.13                     Rights Cumulative.  Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or in equity (including, without limitation, those granted by the UCC and applicable to the Mortgaged Property or any portion thereof), and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Indebtedness or any part thereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive.  All rights and remedies of

Beneficiary hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property.

12.14                     Payments.  Remittances in payment of any part of the Indebtedness other than in the required amount in funds immediately available at the place where the Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary in funds immediately available at the place where the Note is payable (or such other place as Beneficiary, in Beneficiary’s sole discretion, may have established by delivery of written notice thereof to Grantor) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Beneficiary of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

12.15                     Exceptions to Covenants.  Grantor shall not be deemed to be permitted to take any action or to fail to take any action with respect to any particular covenant or condition contained herein or in any of the Loan Documents if the action or omission would result in the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary, nor shall Beneficiary be deemed to have consented to any such act or omission if the same would provide cause for acceleration of the Indebtedness as a result of the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary.

12.16                     Reliance.  Grantor recognizes and acknowledges that in entering into the loan transaction evidenced by the Loan Documents and accepting this Deed of Trust, Beneficiary is expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations set forth in Article III hereof without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Beneficiary; that such reliance exists on the part of Beneficiary prior hereto; that such warranties and representations are a material inducement to Beneficiary in making the loan evidenced by the Loan Documents and accepting of this Deed of Trust; and that Beneficiary would not be willing to make the loan evidenced by the Loan Documents and accept this Deed of Trust in the absence of any of such warranties and representations.

12.17                     Change of Security.  Any part of the Mortgaged Property may be released, regardless of consideration, by Beneficiary from time to time without impairing, subordinating, or affecting in any way the lien, security interest, and other rights hereof against the remainder.  The lien, security interest, and other rights granted hereby shall not be affected by any other security taken for the Indebtedness or Obligations, or any part thereof.  The taking of additional collateral, or the amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is fully paid and the Obligations are fully performed and discharged.

12.18                     Headings.  The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or Subsections.

12.19                     Entire Agreement; Amendment.  THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.  The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by the Grantor and Beneficiary.

12.20                     Waiver of Right to Trial by Jury.  GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY BENEFICIARY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.

[Signature Page to Follow]

EXECUTED as of the date first above written.

NOTICE OF INDEMNIFICATION:	GRANTOR:

GRANTOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS DEED OF TRUST CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTION 8.3 HEREOF.	GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation, d/b/a GGS Seismic, Inc.

By:
Craig Lindberg
Senior Vice President, CFO

THE STATE OF TEXAS	§
§
COUNTY OF	§

This foregoing instrument was acknowledged before me this          day of February, 2008, by Craig Lindberg, Senior Vice President and CFO of GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation, on behalf of said corporation.

[S E A L]
Notary Public, State of Texas
My Commission Expires:

Printed Name of Notary Public

List of Attachments:

Exhibit “A” - Land Description
Exhibit “B” - Permitted Exceptions

EXHIBIT A

LAND DESCRIPTION

All of GLOBAL GEOPHYSICAL INDUSTRIAL PARK, a subdivision of 17.5284 acre, as set forth on map or plat thereof recorded under Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

1

EXHIBIT B

PERMITTED EXCEPTIONS

1.                                       Restrictive Covenants recorded in/under Slide No. 20060274 of the Plat Records of FORT BEND County, Texas, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status, or national origin.

2.                                       Building set back line thirty (30) feet in width along the property lines common with South Gessner Road as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

3.                                       Building set back line ten (10) feet in width adjacent to Industrial Drive as shown on the plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

4.                                       Drainage easement 12.5 feet in width along the most southeasterly property line, as shown on the plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

5.                                       Drainage easement thirty (30) feet in width along the easterly property line as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

6.                                       Utility easement ten (10) feet in width together with an aerial easement eleven (11) feet, six (6) inches wide from a plane sixteen feet above the ground upwards, adjacent thereto, as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas and as affected by Release Of Easement executed by CenterPoint Energy Houston Electric, LLC, et al., recorded under Fort Bend County Clerk’s File No. 2006015765.

7.                                       Utility easement ten (10) feet in width southwest of and adjoining the 30’ drainage easement along the easterly property line, together with an aerial easement eleven (11) feet, six (6) inches wide from a plane sixteen feet above the ground upwards, adjacent thereto, as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

8.                                       Utility easement ten (10) feet in width southwest of and adjoining the 30’ drainage easement along the southerly portion of the easterly property line, together with an aerial easement five (5) feet wide from a plane sixteen (16) feet above the ground upwards, adjacent thereto, as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

9.                                       Utility easement ten (10) feet in width along the northwesterly property line together with an aerial easement adjoining thereto five (5) feet wide from a plane twenty (20) feet above the ground upward, as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

1

10.                                 Storm sewer easement thirty (30) feet in width along the southwest property line as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

11.                                 Water main easement ten (10) feet in width southeast of and adjacent to the above cited ten (10) foot utility easement as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas and as affected by Abandonment Of Waterline Easement executed by Fort Bend County Water Control And Improvement District No. 2 recorded under Fort Bend County Clerk’s File No. 2006015667.

12.                                 Access easement forty (40) feet in width as shown on plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas and as affected by Abandonment Of Waterline Easement executed by Fort Bend County Water Control And Improvement District No. 2 recorded under Fort Bend County Clerk’s File No. 2006015667.

13.                                 Utility easement 14 feet in width along a southwesterly property line as shown on the plat recorded in Slide No. 20060274 of the Plat Records of Fort Bend County, Texas.

14.                                 2/3rds of all oil, gas and other minerals as set out in instrument recorded in Volume 234, Page 622 of the Deed Records of Fort Bend County, Texas.

15.                                 All oil, gas and other minerals as set out in instrument recorded in Volume 553, Page 833 of the Deed Records of Fort Bend County, Texas. Surface rights waived with provisions for drill site designation and surface protection as set out therein.

16.                                 1/6th of all oil, gas and other minerals as set out in instrument recorded in Volume 1096, Page 102 of the Official Records of Fort Bend County, Texas.

17.                                 All of the oil, gas and other minerals as set out in instruments recorded in/under Clerk’s File No. 9406436 and 9481638 of the Real Property Records of Fort Bend County, Texas.

18.                                 The following matters as shown on survey dated February 14, 2006 and last revised on March 28, 2006 by Kenneth A. Gruller, RPLS No. 5476, of Reno & Associates Professional Land Surveying under Drawing No. 45-0419:

a.                                       Easements, or lesser rights, by virtue of traffic, underground cable, and highway signs adjacent to South Gessner Road.

b.                                      Backslope interceptor along the northerly portion of subject property.

19.                                 The following matters as shown on survey dated March 6, 2006 and last revised on March 30, 2006 by Kenneth A. Gruller, RPLS No. 5476, of Reno & Associates Professional Land Surveyors, under Drawing No. 45-0606:

a.                                       Swale/ditch along the southeasterly portion of subject property lying outside the boundaries of the dedicated drainage easement.

2